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                                                                    EXHIBIT 99.1

                                                            [HELEN OF TROY LOGO]
                                                         One Helen of Troy Plaza
                                                               El Paso, TX 79912
                                                                    915-225-8000

                                                        IMMEDIATE RELEASE

                              HELEN OF TROY LIMITED
                        COMPLETES SENIOR NOTES FINANCING
                        FOR OXO INTERNATIONAL ACQUISITION

      EL PASO, TEXAS, JUL. 1 -- Helen of Troy Limited (NASDAQ, NM: HELE) designer, developer and worldwide marketer of brand-name personal care and household consumer products, today announced the closing of its Senior Note financing for its recently completed acquisition of OXO International.

      The offering of $225 million in Senior Notes was priced at 3 month libor rates plus 85 to 90 basis points depending upon the maturity. The notes consist of $100 million of five year notes, $50 million of seven year notes, and $75 million of ten year notes. Current note interest rates are between 2.436 to
2.486 percent. The interest rates on the Senior Notes will be reset quarterly, to the then current 3 month libor rate, plus a fixed additional interest rate of 85 to 90 basis points.

      Banc of America Securities LLC arranged the financing of the Senior Notes, through a group of ten financial institutions. The proceeds were used to retire a $200 million bridge facility and to repay the outstanding borrowings on an existing $75 million revolving credit facility that were utilized to complete the OXO International purchase. The existing $75 million revolving credit facility remains in effect through May 2009 for future working capital requirements.

      Gerald J. Rubin, Chairman, Chief Executive Officer, and President of Helen of Troy Limited, stated, "We are pleased to announce the completion of the financing for our OXO International acquisition at these very favorable interest rates. We are appreciative of the confidence of our lending group led by Banc of America Securities LLC in arranging this transaction. We are confident that OXO International will be a leading contributor to the continued growth and success of our company."

      Helen of Troy Limited is a leading designer, producer and global marketer of brand name personal care and household consumer products. The Company's personal care products include hair dryers, curling irons, hair setters, women's shavers, brushes, combs, hair accessories, home hair clippers, mirrors, foot baths, body massagers, paraffin baths, liquid hair styling products, and body powder and skin care products. The Company's household products include consumer product tools

                                     -more-

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in the kitchen, cleaning, barbecue, barware, storage, organization, garden and automotive categories. The Company's products are sold by mass merchandisers, drug chains, warehouse clubs and grocery stores under licensed trade marks including Vidal Sassoon(R), licensed from The Procter & Gamble Company, Revlon(R), licensed from Revlon Consumer Products Corporation, Dr. Scholl's(R), licensed from Schering-Plough HealthCare Products, Inc., Sunbeam(R), Health at Home(R) and Health o meter(R) licensed from Sunbeam Products, Inc., Sea Breeze(R), licensed from Shiseido Company Ltd., and Vitapointe(R), licensed from Sara Lee Household and Body Care UK Limited. Helen of Troy's owned brands include OXO(R), Brut(R), Vitalis(R), Final Net(R), Ammens(R), Condition 3-in-1(R), Dazey(R), Caruso(R), Karina(R), DCNL(TM), Nandi (TM), Isobel(TM), and WaveRage(R). The Company also markets hair and beauty care products under the Helen of Troy(R), Hot Tools(R), Hot Spa(R), Salon Edition(R), Gallery Series(R), and Wigo(R) trademarks to the professional beauty salon industry.

      THIS PRESS RELEASE MAY CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO CHANGE. A NUMBER OF RISKS OR UNCERTAINTIES COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM HISTORICAL OR ANTICIPATED RESULTS. GENERALLY, THE WORDS "ANTICIPATES," "BELIEVES", "EXPECTS" AND OTHER SIMILAR WORDS IDENTIFY FORWARD-LOOKING STATEMENTS. THE COMPANY CAUTIONS READERS TO NOT PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS. THE ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE DESCRIBED IN ANY FORWARD-LOOKING STATEMENTS. THE COMPANY INTENDS ITS FORWARD-LOOKING STATEMENTS TO SPEAK ONLY AS OF THE TIME OF SUCH STATEMENTS, AND DOES NOT UNDERTAKE TO UPDATE OR REVISE THEM AS MORE INFORMATION BECOMES AVAILABLE. ADDITIONAL INFORMATION CONCERNING POTENTIAL FACTORS THAT COULD AFFECT THE COMPANY'S FINANCIAL RESULTS ARE INCLUDED IN THE COMPANY'S FORM 10-K FOR THE YEAR ENDED FEBRUARY 29, 2004.

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2004